EXHIBIT 12


                               TEXAS UTILITIES COMPANY
                  COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES,
            AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED
                                      DIVIDENDS



                                      TWELVE
                                      MONTHS      YEAR ENDED DECEMBER 31,
                                      ENDED       -----------------------
                                      SEPTEMBER
                                      30, 1998       1997         1996
                                      --------    ----------  -----------

                                       THOUSAND OF DOLLARS, EXCEPT RATIOS

           EARNINGS:

             Net income (loss)        $  598,540   $  660,454   $  753,606

             Add: Total federal
                     income taxes
                     (benefit)           393,357      376,898      375,232

                   Fixed charges (see
                     detail below)     1,215,659      854,822      851,482

                   Preferred dividends
                     of subsidiaries      19,099       27,983       53,358
                                       ---------    ---------    ---------

                     Total earnings   $2,226,655   $1,920,157   $2,033,678
                                       =========    =========    =========


           FIXED CHARGES:

             Interest expense         $1,101,398   $  762,937   $  797,893

             Rentals representative
               of the interest
               factor                     41,828       22,184       20,588

             Distributions on
               preferred trust
               securities of
               subsidiaries*              72,433       69,701       33,001
                                       ---------    ---------    ---------

                     Fixed charges
                       deducted from
                       earnings        1,215,659      854,822      851,482

             Preferred dividends of
               subsidiaries
               (pretax)**                 31,651       43,952       79,926
                                       ---------    ---------    ---------

                     Total fixed
                     charges           1,247,310      898,774      931,408
                                       ---------    ---------    ---------

             Preferred dividends of
               registrant                      0            0            0
                                       ---------    ---------    ---------

                     Fixed charges
                       and preferred
                       dividends      $1,247,310   $  898,774   $  931,408
                                       =========    =========    =========

           RATIO OF EARNINGS TO
             FIXED CHARGES (a)              1.79         2.14         2.18
                                            ====         ====         ====

           RATIO OF EARNINGS TO
             COMBINED FIXED
             CHARGES AND PREFERRED
             DIVIDENDS (a)                  1.79         2.14         2.18
                                            ====         ====         ====



                                            YEAR ENDED DECEMBER 31,
                                     ------------------------------------
                                         1995         1994         1993
                                     -----------   ----------  ----------

                                       THOUSAND OF DOLLARS, EXCEPT RATIOS

           EARNINGS:

             Net income (loss)         $(138,645)   $  542,799  $  368,660

             Add: Total federal
                     income taxes
                     (benefit)            (60,035)     326,638     209,544

                   Fixed charges (see
                     detail below)        732,313      752,892     782,439

                   Preferred dividends
                     of subsidiaries       84,914      101,883     115,232
                                        ---------    ---------   ---------

                     Total earnings     $ 618,547   $1,724,212  $1,475,875
                                        =========    =========   =========


           FIXED CHARGES:

             Interest expense           $ 706,183   $  726,875  $  752,802

             Rentals representative
               of the interest
               factor                      24,329       26,017      29,637

             Distributions on
               preferred trust
               securities of
               subsidiaries*                1,801           --          --
                                        ---------    ---------   ---------

                     Fixed charges
                       deducted from
                       earnings           732,313      752,892     782,439

             Preferred dividends of
               subsidiaries
               (pretax)**                 121,683      163,193     180,729
                                        ---------    ---------   ---------

                     Total fixed
                     charges              853,996      916,085     963,168
                                        ---------    ---------   ---------

             Preferred dividends of
               registrant                       0            0           0
                                        ---------    ---------   ---------

                     Fixed charges
                       and preferred
                       dividends        $ 853,996    $ 916,085  $  963,168
                                        =========    =========   =========

           RATIO OF EARNINGS TO
             FIXED CHARGES (a)               0.72         1.88        1.53
                                             ====         ====        ====

           RATIO OF EARNINGS TO
             COMBINED FIXED
             CHARGES AND PREFERRED
             DIVIDENDS (a)                   0.72         1.88        1.53
                                             ====         ====        ====


          * Distributions on preferred trust securities are deductible for tax purposes.

          ** Preferred dividend requirements of subsidiaries multiplied by the ratio of pre-tax income to net income.

         (a) For the year ended December 31, 1995, fixed charges and combined fixed charges and preferred dividends exceeded earnings by $235 million.